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Exhibit 23.2

               CONSENT OF GRANT THORNTON LLP, INDEPENDENT AUDITORS

We have issued our report dated January 14, 2003, accompanying the financial statements of SteelCloud, Inc. contained in the Post-effective Amendment No. 1 to the Registration Statement (Registration No. 333-36022) and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


                                             /s/Grant Thornton LLP

Vienna, Virginia
October 6, 2003